CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated December 15, 2016, relating to the financial statements and financial highlights which appear in the October 31, 2016 Annual Reports to Shareholders of T. Rowe Price Institutional Africa & Middle East Fund, T. Rowe Price Institutional Emerging Markets Equity Fund, T. Rowe Price Institutional Frontier Markets Equity Fund, T. Rowe Price Institutional Global Focused Growth Equity Fund, T. Rowe Price Institutional Global Growth Equity Fund, T. Rowe Price Institutional Global Value Equity Fund, T. Rowe Price Institutional International Concentrated Equity Fund, T. Rowe Price Institutional International Core Equity Fund, and T. Rowe Price Institutional International Growth Equity Fund (nine of the portfolios comprising T. Rowe Price Institutional International Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement. We also consent to the use in this Registration Statement of our report dated November 1, 2016, relating to the financial statements of T. Rowe Price Total Return Fund, Inc., which appears in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 24, 2017